                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 333-30985 and 333-89975 of Coinstar, Inc. on Form S-8 of our report dated February 4, 2000 (March 24, 2000 as to Note 15), included in this Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 30, 2000